CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Wells Fargo Small Cap Core Fund, one of the funds collectively referred to as the Small to Mid Cap Stock Funds, and one of the funds comprising the Wells Fargo Funds Trust.

/s/ KPMG LLP

Boston, Massachusetts

May 20, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 19, 2015 on the financial statements and financial highlights of Golden Small Cap Core Fund, a series of shares of beneficial interest in the Forum Funds, in the Amendment to the Registration Statement on Form N-1A of the Wells Fargo Funds Trust.  Such financial statements and financial highlights appear in the June 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/BBD, LLP

Philadelphia, Pennsylvania

May 20, 2016